UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

INOZYME PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street Suite 400
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 330-4340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2023, the Board of Directors (the “Board”) of Inozyme Pharma, Inc. (the “Company”) approved an amendment and restatement of the Company’s amended and restated bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The amendments effected by the Amended and Restated Bylaws, among other things:

•
revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:
o
requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with, such stockholders and such beneficial owners (each, a “Stockholder Associated Person”);
o
providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of soliciting the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and including a statement to that effect in the proxy statement or form of proxy; and
o
providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;

•
eliminate the requirement that the list of stockholders entitled to vote at a stockholder meeting also be made available during the actual meeting;

•
address the adjournment of stockholder meetings relying on remote communication due to a technical failure;

•
provide that a stockholder may make director nominations at a special meeting of stockholders pursuant to the advance notice provisions of the Amended and Restated Bylaws only if the Board has determined that directors will be elected at such meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board;

•
provide that the number of director nominees that a stockholder may nominate for election at a meeting of stockholders may not exceed the number of Board seats that the Board has determined will be filled by vote at such meeting; and

•
add provisions for special notice and quorum requirements for Board meetings during an emergency condition of the type described in Section 110(a) of the General Corporation Law of the State of Delaware, and limiting the liability of officers, directors and employees acting pursuant to such emergency provisions to willful misconduct.

The Amended and Restated Bylaws also include various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company's annual meeting of stockholders held on June 13, 2023, the Company’s stockholders voted on the following proposals:

1.

The following three nominees were elected to the Board as Class III directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders. The results of the stockholders’ votes with respect to the election of such Class III directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Martin Edwards	18,800,004	9,699,208	8,241,716
Lynne Sullivan	27,636,274	862,938	8,241,716
Douglas Treco	28,377,236	121,976	8,241,716

2.

The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 was ratified. The results of the stockholders’ votes with respect to such ratification were as follows:

Votes For:	36,729,818
Votes Against:	10,739
Votes Abstaining:	371
Broker Non-Votes:	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amended and Restated Bylaws of Inozyme Pharma, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date:	June 14, 2023	By:	/s/ Douglas A. Treco
Name: Douglas A. Treco Title: Chief Executive Officer